              OPTION FOR THE PURCHASE OF SHARES OF COMMON STOCK OF

                          SWISHER INTERNATIONAL, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


         THIS CERTIFIES THAT, for value received, Swisher International, Inc. (the "Company") hereby grants to Professional Carpet Systems, Inc., or assigns who become holders pursuant to the limited transferability permitted in Section 3 hereof (the "Optionee"), subject to the terms and conditions set forth or incorporated herein, an Option to subscribe for, purchase and receive from the Company all or any part of an aggregate of 75,000 fully paid and nonassessable shares of Common Stock of the Company (the "Option Shares"), as such Common Stock is now constituted, at a purchase price of $6.00 per Option Share.

         1. The Option evidenced hereby shall be exercisable in whole or in part (but only in multiples of 100 Shares unless such exercise is as to the remaining balance of this Option) at any time after the date hereof; provided, however, that upon the occurrence of any of the events specified in Section 4 below, the number of Option Shares shall be adjusted as specified herein. This Option must be exercised on or before July 31, 2001. If not exercised by July 31, 2001, all rights granted herein shall be extinguished, void and of no further force or effect.

         2. The Option granted hereby shall be exercisable by the delivery to and receipt by the Company of (i) a written notice of election to purchase, specifying the number of Option Shares to be purchased; (ii) payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully-paid and nonassessable shares of Common Stock of the Company properly endorsed over to the Company, or a combination thereof; and
(iii) this Option Agreement for endorsement of exercise by the Company. In the event shares of Common Stock are submitted as whole or partial payment for Option Shares to be purchased hereunder, such shares will be valued at their Fair Market Value on the date such Shares received by the Company are applied to payment of the exercise price. For purposes of this Option, "Fair Market Value" means, with respect to the date concerned (or the next following trading day if the date concerned is not a trading day): (a) if the Common Stock is then reported on by The Nasdaq Stock Market, Inc., the average between the bid and asked prices on such date; or (b) if the Common Stock is then listed on a national securities exchange, the closing price on such date; or (c) the average of the highest or lowest reported sales prices of the Common Stock, as reported by such other responsible reporting service as the Company may select, or (d) if the Common shares are not publicly traded, then such value as may be determined in the good faith judgment of the Company. In the event this Option is exercised in part only, the Company shall cause to be delivered to the Optionee a new Option of like tenor evidencing the right of the Optionee to purchase the number of Option Shares purchasable hereunder as to which this Option has not been exercised.

         3. This Option may not be transferred or assigned, except to shareholders of Professional Carpet Systems, Inc., a spouse, parent, sibling or lineal descendant of any such shareholder, any trust for the benefit of such persons, or any distributee, legatee or devisee of the such shareholder who acquires the shares by will or operation of law upon the death or such shareholder. The Company may deem and treat the Optionee as the absolute owner of this Option (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and the Company shall not be affected by any notice to the contrary. The Optionee, as such, shall not have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Optionee, as such, are limited to those rights expressly provided in this Option.

         4.a.    If at any time prior to the expiration of this Option by its terms or by exercise, the Company increases or decreases the number of its issued and outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares of Common Stock, by means of (i) the payment of a share dividend or the making of any other distribution on such shares of Common Stock payable in its shares of Common Stock, (ii) a split or subdivision of shares of Common Stock, or (iii) a consolidation or combination of shares of Common Stock, then the Exercise Price in effect at the time of such action and the number of Option Shares purchasable at that time shall be proportionately adjusted so that the numbers, rights and privileges relating to the Option Shares then purchasable upon the exercise of this Option shall be increased, decreased or changed in like manner, for the same aggregate purchase price set forth herein, as if the Option Shares purchasable upon the exercise of the Option immediately prior to the event had been issued, outstanding, fully paid and nonassessable at the time of that event. Any dividend paid or distributed on the shares of Common Stock in shares of any other class of shares of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent shares of Common Stock are issuable on the payment or conversion thereof.

                 b. In the event, prior to the expiration of this Option by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding shares of Common Stock to shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization, merger or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby the Optionee shall thereafter have the right to purchase, on the basis and the terms and conditions specified herein, in lieu of the Option Shares theretofore purchasable on the exercise of this Option, such securities or assets as may be issued or payable with respect to or in exchange for the number of Option Shares theretofore purchasable on exercise of this Option had such reclassification, recapitalization, merger or conveyance not taken place; and in any such event, the rights of the Optionee to any adjustment in the number of Option Shares purchasable on exercise of this Option, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the Optionee becomes entitled to purchase.

                 c. In the event the Company, at any time while this Option shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolve, liquidate or wind up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the Optionee may thereafter receive, on exercise hereof, in lieu of each Option Share which the Optionee would have been entitled to receive, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Option shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 P.M., Eastern Time, on the 45th day next succeeding the date on which notice of such termination of the right to exercise the Option has been given by mail to the Optionee.

                 d. On exercise of this Option, the Company shall not be required to deliver fractions of Option Shares; provided, however, that the Company shall make prompt, proportionate, equitable, lawful and adequate provisions in respect of any such fraction of one Option Share either on the basis of adjustment in the then applicable Exercise Price or a purchase of the fractional interest at the price of the Company's shares of Common Stock or such other reasonable basis as the Company may determine.

                 e. In the event, prior to expiration of this Option by exercise or by its terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right


                                      -3-
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         which will cause any change or adjustment in the number, amount, price or nature of the Common Stock or other stock, securities or assets deliverable on exercise of the Options pursuant to the foregoing provisions, the Company shall give to the Optionee at least 30 days' prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable on exercise of this Option after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Optionee of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

                 f. No adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of Common Stock of the Company pursuant to options, warrants, employee stock ownership plans and share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock on exercise of any options pursuant to such plans, and (iii) the issuance of Common Stock in connection with compensation arrangements for officers, employees or agents of the Company or any subsidiary, and
         the like.  5.a.    If the Company shall file a registration statement
         (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while Option Shares are available for purchase upon exercise of this Option or while any Option Shares (which have not been so registered) are outstanding, the Company shall give the Optionee and all the then holders of such Option Shares at least 30 days prior written notice of the filing of such registration statement. If requested by the Optionee or by any such holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Optionee or such holder, the underwriting discounts, if any, payable in respect of the Option Shares sold by the Optionee or any such holder and any share of fees required by the "blue sky" laws of the state in which the Optionee or any such holder reside), register or qualify the Option Shares to the extent requisite to permit the public offering and sale of the Option Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable.


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         Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Option Shares requested to be included in the registration statement concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Optionee or any such holder who shall have requested registration of the Option Shares shall delay the offering and sale of such Option Shares (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request, provided that no such delay shall be required as to any Option Shares if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Optionee or any such holder unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Option Shares which were requested to be included in such registration.

                 b. If at any time after July 31, 1997, the Company shall receive a written request from the Optionees who, in the aggregate, own (or upon exercise of this Option will own) a majority of the total Option Shares issuable upon exercise of this Option, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Option Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that (i) the Company shall only be obligated to file and obtain effectiveness of one such registration statement and (ii) in the event the Option Shares are registered pursuant to paragraph 5.a. above, then the rights granted to the Option holder under this paragraph 5.b. shall be extinguished, void and of no further force or effect. All expenses incurred in connection with such registration, including fees and expenses incurred for preparation, printing, filing and distribution of the registration statement and related documents; issuance and sale of the Option Shares; qualification of the Option Shares under state "blue sky" or securities laws; legal and accounting fees and disbursements; and all filing fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and state jurisdictions, shall be borne by the Company.

                 c. In the event of a registration pursuant to the provisions of this paragraph 5, the Company shall use its best efforts to cause the Option Shares so registered to be registered


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         or qualified for sale under the securities or blue sky laws of such jurisdictions as the Optionee or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this paragraph 5(c) in which it is not otherwise required to qualify to do business.

                 d. The Company shall keep effective any registration or qualification contemplated by this paragraph 5 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Optionee or such holders to complete the offer and sale of the Option Shares covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Optionee and such holders are first free to sell such Option Shares; provided, however, that if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Option Shares beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Option Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                 e. In the event of a registration pursuant to the provisions of this paragraph 5, the Company shall furnish to the Optionee and to each such holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Optionee or such holders may reasonably request in order to facilitate the disposition of the Option Shares included in such registration.

         6. Upon receipt by the Corporation of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Option, the Corporation will execute and deliver, in lieu thereof, a new Option of like tenor.

         7. This Option shall not entitle the Optionee to any of the rights of shareholders or to any dividend declared on the Common Stock unless the Option is exercised and the Option Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.


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         8.      All notices and other communications from the Corporation to the owner of this Option shall be mailed by first class, certified mail, postage prepaid, to the address furnished to the Corporation in writing by the owner of this Option.

         IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officers.

Dated:   July 30, 1996                             SWISHER INTERNATIONAL, INC.


/S/ W. THOMAS REEDER                               /S/ PATRICK L. SWISHER
- --------------------------------                   -----------------------------
       Secretary                                              President

                              ELECTION TO PURCHASE

         The undersigned hereby elects irrevocably to exercise the within Option and to purchase ___________ shares of Common Stock of Swisher International, Inc., and hereby makes payment of $_____________ (at the rate of $_____ per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Option is exercised in accordance with the instructions given below.

Dated:_____________, 19___


                                        ----------------------------------------
                                            (Optionee's Name)

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                 INSTRUCTIONS FOR REGISTRATION OF OPTION SHARES

Name
    ----------------------------------------------------------------------------
                            (Print in Block Letters)

Address
       -------------------------------------------------------------------------

   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
      TRANSFER OF THIS OPTION IS LIMITED AS DESCRIBED IN SECTION 3 HEREOF.

                                   ASSIGNMENT

         The undersigned, for value received, does hereby sell, assign and transfer unto _______________________________ the right to purchase __________
shares of Common Stock of Swisher International, Inc., evidenced by the within Option, and does hereby irrevocably constitute and appoint ________________________ attorney to transfer such right on the books of Swisher International, Inc., with full power of substitution in the premises.

Dated:  _______________, 199_.


                                        ----------------------------------------
                                            (Optionee's Name)

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


NOTICE: THE SIGNATURE TO THE ELECTION TO PURCHASE OR ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION WHICH IS A PARTICIPANT IN A SECURITIES TRANSFER ASSOCIATION RECOGNIZED PROGRAM.


                                        ----------------------------------------
                                        Signature Guarantee